                                                                 EXHIBIT 99

 FOR IMMEDIATE RELEASE

                                   CONTACT:  Jerry Dusa
                                             Digi International
                                             612-912-3636
                                             jerry_dusa@dgii.com

                                             Donna Burke
                                             Digi International
                                             612-912-3124
                                             donna_burke@dgii.com


    DIGI INTERNATIONAL REPORTS 1998 FISCAL FOURTH QUARTER AND YEAR-END RESULTS

MINNEAPOLIS, NOVEMBER 19, 1998 -- Digi International Inc. (Nasdaq: DGII) today announced financial results for its fiscal fourth quarter and year, ended September 30, 1998.

     Sales for the fourth quarter were $48.8 million compared to $42.1 million for the same quarter of l997. Net income for the fourth quarter of 1998, excluding charges for acquired in-process research and development and restructuring, would have been $2.3 million, or $.15 per fully diluted share, consistent with "First Call" estimates. Including charges of $39.2 million for acquired in-process research and development and restructuring charges of $1 million, the company's operating loss for the fiscal fourth quarter was $36.8 million and the net loss was $37.6 million, or $2.62 per basic share.

FISCAL 1998 RESULTS

     Sales for the fiscal year ended September 30, 1998 increased to $182.9 million from $165.6 million for fiscal l997. Operating income, excluding the fourth quarter charges for acquired in-process research and development and restructuring charges, rose to $24.1 million for fiscal l998 compared to operating income of $6.1 million, excluding the effects of a $10.5 million restructuring charge, for the previous year. The operating losses for fiscal years l998 and l997, including the charges for acquired in-process research and development and the restructuring charges, were $16.1 million and $4.3 million, respectively. The net losses for fiscal years l998 and 1997 were $22.7 million, or $1.65 per share, and $15.8 million, or $1.18 per share, respectively.

WRITE-OFF AND RESTRUCTURING CHARGES

     For the fourth quarter and year ended September 30, 1998, the company reported a restructuring charge of $1.02 million, or $.07 per basic share ($.04 per estimated fully diluted share, net of tax), which reflected the consolidation of facilities and the re-organization and integration of ITK operations with Digi European operations. The company also wrote off acquired in-process research and development of $39.2 million, or $2.74 per basic share ($2.59 per estimated fully diluted share). The company has responded to questions provided by the SEC about these write-offs. Such write-offs are currently under scrutiny by the SEC for many publicly held companies.

     "The fourth quarter was very important in laying the groundwork for Digi's future growth," said Jerry A. Dusa, president and CEO of Digi International. "The integration of the two recently acquired companies is progressing as planned. They position Digi to pursue new markets such as Internet telephony and to strengthen our geographic reach in Europe, as well as enhance our leadership position in our core serial port business. In addition, we are optimistic about the broad range of new products we recently announced. Looking forward to l999, we believe that we are well positioned to show growth in both sales and profitability over l998."


 Three Months Ended September 30                          1998                1997
---------------------------------                         ----                ----
 Net sales                                            $48,833,351         $42,125,201
 Acquired research and development (1)                $39,200,000              -
 Restructuring (1)                                     $1,020,000              -
 Operating (loss) income                             ($36,860,150)         $4,647,113
 Net loss                                            ($37,577,455)        ($3,879,896)
 Net loss per share - basic and diluted                 ($2.62)             ($0.29)
 Weighted average common shares                        14,318,462          13,433,740
 outstanding - basic and diluted

 Twelve Months Ended September 30
----------------------------------

 Net sales                                           $182,931,670         $165,597,937
 Acquired research and development (1)                $39,200,000               -
 Restructuring (1)                                     $1,020,000         $10,471,482
 Operating loss                                      ($16,082,069)        ($4,330,264)
 AetherWorks net gain (loss)                           $1,350,000         ($5,764,201)
 Net loss                                            ($22,658,871)       ($15,790,844)
 Net loss per share - basic and diluted                 ($1.65)             ($1.18)
 Weighted average common shares                        13,729,765          13,393,408
 outstanding - basic and diluted

(1) Relating to the acquisitions of ITK International, Inc. and Central Data
    Corp.

FORWARD-LOOKING STATEMENTS:

     Certain statements made above may contain forward-looking statements that involve risks and uncertainties. Factors that could cause actual results to differ include but are not limited to the following:

-    THE EXPECTATION THAT THE COMPANY WILL SHOW IMPROVED SALES AND PROFITABILITY
     - This expectation may be impacted by presently unanticipated delays in implementing the company's fiscal 1999 business plan, as well as unanticipated expenses or general market conditions and competitive conditions that may be encountered.

- THE EXPECTATION THAT THE INTEGRATION OF THE TWO RECENTLY ACQUIRED COMPANIES WILL OPEN NEW MARKETS - This expectation may be impacted by general market and competitive conditions that may be encountered.


     Digi International, based in Minneapolis, is a leading provider of data communications hardware and software that delivers seamless connectivity solutions for open systems, server-based remote access, Internet telephony, and LAN markets. The company markets its products through an international network of distributors and resellers, system integrators and original equipment manufacturers (OEMs). For complete product information, see Digi's Web site at www.dgii.com or call 1-800-344-4273 (U.S) or (612) 912-3444 (International).


                                        ####

                  DIGI INTERNATIONAL INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
   FOR THE THREE MONTHS AND TWELVE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                 (UNAUDITED)

                                                          Three months ended Sept. 30                Twelve months ended Sept. 30
                                                       -----------------------------------        --------------------------------
                                                             1998                 1997                  1998               1997
                                                       --------------       --------------        --------------     --------------
 Net sales                                             $   48,833,351       $   42,125,201        $  182,931,670     $  165,597,937
 Cost of sales                                             23,434,457           21,062,642            88,539,156         85,482,536
                                                       --------------       --------------        --------------     --------------

 Gross margin                                              25,398,894           21,062,559            94,392,514         80,115,401
                                                       --------------       --------------        --------------     --------------

 Operating expenses:
    Sales and marketing                                    10,984,907            8,323,469            37,288,027         36,671,271
    Research and development                                5,076,455            4,048,049            16,963,410         17,978,135
    General and administrative                              5,977,682            4,043,928            16,003,146         19,324,777
    Acquired research & development                        39,200,000                    -            39,200,000                  -
    Restructuring                                           1,020,000                    -            1,020,000          10,471,482
                                                       --------------       --------------        --------------     --------------
 Total operating expenses                                  62,259,044           16,415,446           110,474,583         84,445,665
                                                       --------------       --------------        --------------     --------------

 Operating income (loss)                                  (36,860,150)           4,647,113           (16,082,069)        (4,330,264)

 Other income, net                                            341,016             (189,646)            1,818,286            153,809
 AetherWorks Corporation net gain (loss)                            -           (1,129,725)            1,350,000         (5,764,201)
 AetherWorks Corporation write off                                  -           (5,758,548)                    -         (5,758,548)
                                                       --------------       --------------        --------------     --------------

 Income (loss) before income taxes                        (36,519,134)          (2,430,806)          (12,913,783)       (15,699,204)
 Provision (benefit) for income taxes                       1,058,321            1,449,090             9,745,088             91,640
                                                       --------------       --------------        --------------     --------------
 Net income (loss)                                     $  (37,577,455)      $   (3,879,896)       $  (22,658,871)      ($15,790,844)
                                                       --------------       --------------        --------------     --------------
                                                       --------------       --------------        --------------     --------------

 Net income (loss) per common share,
   basic                                               $        (2.62)      $        (0.29)       $        (1.65)     $       (1.18)
                                                       --------------       --------------        --------------     --------------
                                                       --------------       --------------        --------------     --------------

 Net income (loss) per common share,
   assuming dilution                                   $        (2.62)      $        (0.29)       $        (1.65)     $       (1.18)
                                                       --------------       --------------        --------------     --------------
                                                       --------------       --------------        --------------     --------------

 Weighted average common shares, basic                     14,318,462           13,433,740            13,729,765         13,393,408
                                                       --------------       --------------        --------------     --------------
                                                       --------------       --------------        --------------     --------------

 Weighted average common shares,
   assuming dilution                                       14,318,462           13,433,740            13,729,765         13,393,408
                                                       --------------       --------------        --------------     --------------
                                                       --------------       --------------        --------------     --------------


                       DIGI INTERNATIONAL INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEET

                                                September 30     September 30
ASSETS                                              1998              1997
                                              --------------    --------------
Current assets:
    Cash and cash equivalents                 $   10,355,368    $   31,329,666
    Accounts receivable, net                      48,549,145        25,658,522
    Inventories, net                              27,365,924        23,683,312
    Other                                          5,349,397         4,147,942
                                              --------------    --------------
          Total current assets                    91,619,834        84,819,442

Property, equipment and improvements, net         33,990,923        23,617,696
Intangible assets, net                            31,354,483         6,876,597
Other                                              2,978,883         2,997,601
                                              --------------    --------------
          Total assets                        $  159,944,123    $  118,311,336
                                              --------------    --------------
                                              --------------    --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                         $   15,255,175    $   10,118,921
     Demand notes payable                         10,707,000
     Current portion of long-term debt               264,025
     Income taxes payable                          3,007,045         1,771,986
     Accrued expenses:
          Advertising                              2,651,742         2,847,672
          Compensation                             5,300,903         2,388,468
          Restructuring                            5,254,000
          Accrued AetherWorks Corporation
             obligations                                             3,350,000
          Other                                   11,284,223         2,363,258
                                              --------------    --------------
         Total current liabilities                53,724,113        22,840,305

Long-term debt                                    11,124,446               -
Other                                                275,000               -
                                              --------------    --------------
          Total liabilities                       65,123,559        22,840,305

Commitments and contingency
Stockholders' equity:
     Preferred stock, $.01 par value;
      2,000,000 shares authorized;
      none outstanding
     Common stock, $.01 par value; 60,000,000
      shares authorized; 15,790,975 and
      14,727,256 shares issued                       157,910           147,273
     Additional paid-in capital                   68,695,448        44,403,102
     Retained earnings                            52,455,031        75,113,902
     Foreign currency translation adjustment        (815,809)              -
                                              --------------    --------------
                                                 120,492,580       119,664,277

     Unearned stock compensation                  (3,777,204)       (1,787,658)
     Treasury stock, at cost, 1,247,094 and
      1,269,492 common shares                    (21,894,812)      (22,405,588)
                                              --------------    --------------
          Total stockholders' equity              94,820,564        95,471,031
                                              --------------    --------------
          Total liabilities and stockholders'
           equity                             $  159,944,123    $  118,311,336
                                              --------------    --------------
                                              --------------    --------------